EXHIBIT 5








                                             March 9, 1994


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549


               Re:  Consolidated Natural Gas Company
                    ...% Debentures Due ...


Dear Sirs:

          This opinion is rendered in connection with the pro-posed issue and sale, by Consolidated Natural Gas Company ("Consolidated") of up to $400,000,000 principal amount of its ...% Debentures Due ... ("Debentures") from time to time, in one or more series, as described in Consoli-dated's registration statement on Form S-3, which Regis-tration Statement is also a post-effective amendment to registration statement no. 33-49469 ("Registration State-ment"), including the prospectus constituting a part thereof, to be filed under the Securities Act of 1933 simultaneously herewith with the Securities and Exchange Commission ("SEC").

          As counsel for Consolidated, we have examined, among other things, the following: the certificate of incorpo-ration and by-laws of Consolidated; the declaration on Form U-1, as amended, at SEC File No. 70-8167 ("Declara-tion"); the Registration Statement to which this opinion is an exhibit; the exhibits to the Declaration and Regis-tration Statement, including the form of supplemental indenture ("Supplemental Indenture") to the Indenture, dated as of May 1, 1971, between Consolidated and Chemi-cal Bank, as Trustee, under which the Debentures are to be issued; and the corporate records and proceedings relating to the issue and sale of such Debentures.

          In our opinion, when

          (1) the SEC shall have permitted said Declaration and Registration Statement to become effective and

          (2) the Pricing Committee of the Board of Directors of Consolidated shall have determined the prin-cipal amount of Debentures to be offered and approved the terms and conditions of the sale of the Debentures in the manner contemplated by the Registration Statement, said Debentures will be duly authorized and, upon the execu-tion, authentication, issuance and delivery thereof and payment therefor, as contemplated by the Registration Statement, the Debentures will be legally issued and validly outstanding and will be binding obligations of Consolidated, in accordance with their terms and the terms of the Supplemental Indenture under which the Debentures are to be issued.

          We hereby consent to the use of our names under the heading "Legal Opinions" in the prospectus constituting a part of the Registration Statement, and any amendments or supple-ments thereto, and to the use of this opinion as an exhibit to the Registration Statement. We also hereby consent to the statement in Note 15 of the Notes to the Financial Statements in Consolidated's Annual Report on Form 10-K for the year ended December 31, 1992, to the effect that the ultimate liability arising from the claims and suits pending against Consolidat-ed's subsidiary companies will not have a material effect on Consolidated's financial position or results of operations.


                                   Very truly yours,



                                   /s/ Stephen E. Williams
                                   Stephen E. Williams
                                   Senior Vice President and
                                     General Counsel



                                   /s/ N. F. Chandler
                                   N. F. Chandler
                                   Attorney



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